SRP12/93




                                    HONEYWELL
                          SUPPLEMENTARY RETIREMENT PLAN
                                   (SRP SERP)
                       (Amended Through December 21, 1993)


                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1    ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2    BASE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3    CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.4    COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.5    EARLY RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.6    HONEYWELL. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.7    NORMAL RETIREMENT. . . . . . . . . . . . . . . . . . . . . . . .   2
     1.8    PARTICIPANT. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.9    PERMANENT AND TOTAL DISABILITY . . . . . . . . . . . . . . . . .   2
     1.10   PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.11   SPOUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II - SRP SERP FORMULA. . . . . . . . . . . . . . . . . . . . . . . .   3
     2.1    PLAN FORMULA . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III - BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.1    NORMAL RETIREMENT. . . . . . . . . . . . . . . . . . . . . . . .   5


     3.2    EARLY RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.3    CHANGE IN CONTROL. . . . . . . . . . . . . . . . . . . . . . . .   5
     3.4    PERMANENT AND TOTAL DISABILITY . . . . . . . . . . . . . . . . .   7
     3.5    IMMEDIATE PRE-RETIREMENT SURVIVING SPOUSE BENEFIT. . . . . . . .   7
     3.6    DEFERRED PRE-RETIREMENT SURVIVING SPOUSE BENEFIT . . . . . . . .   7
     3.7    SURVIVING CHILDREN'S BENEFIT . . . . . . . . . . . . . . . . . .   7

ARTICLE IV - PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . . . . . . .   9
     4.1    FORM OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . .   9
     4.2    TIME OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.3    PAYMENT SUBSEQUENT TO A CHANGE IN CONTROL. . . . . . . . . . . .  10
     4.4    PAYMENTS SUBSEQUENT TO THE PARTICIPANT'S RETIREMENT. . . . . . .  12

ARTICLE V - ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . .  13
     5.1    PERSONNEL COMMITTEE. . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VI - AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . .  14
     6.1    AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . . . .  14

ARTICLE VII - GENERAL CONDITIONS . . . . . . . . . . . . . . . . . . . . . .  15
     7.1    NON-ASSIGNABILITY OF THE RIGHT TO RECEIVE BENEFITS . . . . . . .  15
     7.2    APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VIII - FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     8.1    SOURCE OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . .  16
     8.2    STATUS OF PARTICIPANTS . . . . . . . . . . . . . . . . . . . . .  16
     8.3    FICA AND FUTA CONTRIBUTIONS ON PLAN BENEFITS . . . . . . . . . .  16

TABLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SRP12/93




                                    HONEYWELL
                          SUPPLEMENTARY RETIREMENT PLAN
                                   (SRP SERP)
                       (Amended Through December 21, 1993)


ARTICLE I - DEFINITIONS

1.1 ACT. The Employee Retirement Income Security Act of 1974, as from time to time amended.

1.2 BASE PLAN. The Honeywell Retirement Benefit Plan, as from time to time amended.

1.3  CODE.  The Internal Revenue Code of 1986, as from time to time amended.

1.4 COMPANY. Honeywell Inc. and any subsidiary which is designated for inclusion in the Plan as hereafter defined by the Board of Directors of Honeywell Inc.

1.5 EARLY RETIREMENT. Retirement by a Participant under his or her Base Plan, which is defined as the termination of employment on or after his or her 55th birthday and after he or she has been credited with 10 or more years of "Credited Service for Benefit Accrual" under his or her Base Plan.

1.6  HONEYWELL.  Honeywell Inc., a Delaware corporation.

1.7 NORMAL RETIREMENT. Retirement by a Participant on or after his or her "Social Security Retirement age as defined under his or her Base Plan.

1.8 PARTICIPANT. An employee of the Company who is a participant in the Base Plan on or after February 1, 1976, whose benefit under such plan on his or her Normal Retirement Date, if he or she continued as a Participant with earnings as defined in the Base Plan at or in excess of his or her current earnings, if computed without regard to the provisions of the Base Plan limiting the maximum benefit payable thereunder to the maximum benefit permitted by Section 415 of the Code for a pension plan qualifying under Section 401 of the Code, would exceed such maximum. No controlling shareholder or independent contractor shall be a Participant.

1.9 PERMANENT AND TOTAL DISABILITY. The disability of a Participant whereby such Participant is wholly disabled by bodily injury or disease and will be permanently, continuously and wholly prevented thereby for life from engaging in any occupation or employment for wage or profit.

1.10 PLAN. The Honeywell Supplementary Retirement Plan, as amended through September 15, 1992.

1.11 SPOUSE. A person who is formally married to a Participant as determined by the Honeywell Pension and Retirement Administrative Committee for purposes of the Base Plan.

ARTICLE II - SRP SERP FORMULA

2.1  PLAN FORMULA.  That annual benefit equal to Paragraph (a) minus Paragraph
(b);

     (a)  The applicable benefit computed under the Base Plan:

          (i) by excluding under the definition of "Earnings" for the purpose of arriving at "Final Average Earnings" under the Base Plan his or her "Earnings" under the Base Plan which are in excess of the Earnings Limitation;

         (ii) by excluding under the definition of "Earnings" for purposes of arriving at "Final Average Earnings" under the Base Plan the amount of any defined incentive award in the year in which the award would otherwise have been paid by the Corporate Executive Compensation Plan;

        (iii) by disregarding the provisions of such Base Plan limiting the maximum benefit payable thereunder to the maximum benefit permitted by the provisions of Section 415 of the Code in a pension plan qualifying under Section 401 of the Code;

         (iv) by not exceeding the Participant's frozen "Accrued Benefit" determined under the Base Plan as of June 30, 1989 (or June 30, 1990, whichever may be applicable) as required by Section 8.2 of that Plan; and

          (v) by excluding "Augmented Credited Service for Benefit Accrual" under the Mid-Career SERP, if such Plan is applicable to the Participant.

     (b)  the applicable benefit computed under the Base Plan:

          (i) by excluding under the definition of "Earnings" for the purpose of arriving at "Final Average Earnings" under the Base Plan his or her "Earnings" under the Base Plan which are in excess of the Earnings Limitation;

         (ii) by excluding under the definition of "Earnings" for purposes of arriving at "Final Average Earnings" under the Base Plan the amount of any defined incentive award in the year in which the award would otherwise have been paid by the Corporate Executive Compensation Plan;

        (iii) by applying the provisions of such Base Plan limiting the maximum benefit payable thereunder to the maximum benefit permitted by the provisions of Section 415 of the Code in a pension plan qualifying under Section 401 of the Code;

         (iv) by not exceeding the Participant's frozen "Accrued Benefit" determined under the Base Plan as of June 30, 1989 (or June 30, 1990, whichever may be applicable) as required by Section 8.2 of that Plan; and

          (v) by excluding "Augmented Credited Service for Benefit Accrual" under the Mid-Career SERP, if such Plan is applicable to the Participant.

ARTICLE III - BENEFITS

3.1 NORMAL RETIREMENT. Upon Normal Retirement, a Participant shall be eligible for life for an annual benefit determined by calculating the Participant's annual "Normal Retirement Benefit" under the Base Plan in accordance with the SRP SERP Formula as prescribed in Section 2.1.

3.2 EARLY RETIREMENT. Upon Early Retirement, a Participant shall be eligible for life for an annual benefit determined by calculating the Participant's annual "Early Retirement Benefit" under the Base Plan in accordance with the SRP SERP Formula as prescribed in Section 2.1.

3.3 CHANGE IN CONTROL. In the event of a "Change in Control," as defined in this Section for all purposes of the Plan, each Participant's accrued benefit under the Plan shall become immediately and fully vested and shall be paid to the Participant in accordance with Section 3.3 of the Plan. For purposes of this Plan, a "Change in Control" of the Company shall have occurred if:

     (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustees or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities;

     (b) during any period of two consecutive years (not including any period prior to the execution of this amendment to the Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board of nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30 percent of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

3.4 PERMANENT AND TOTAL DISABILITY. Upon the receipt of benefits by a Participant under his or her Base Plan, based on a determination of Permanent and Total Disability, he or she shall be eligible for life for an annual benefit determined by calculating the Participant's annual "Disability Retirement Benefit" under the Base Plan in accordance with the SRP SERP Formula as prescribed in Section 2.1.

3.5 IMMEDIATE PRE-RETIREMENT SURVIVING SPOUSE BENEFIT. Upon the death of a married Participant who is eligible for Early Retirement under his or her Base Plan but who has not yet retired under such Plan, his or her surviving Spouse on the date of his or her death shall be eligible for life for an annual benefit determined by calculating the surviving Spouse's annual "Pre-Retirement Surviving Spouse Benefit" under the Participant's Base Plan in accordance with the SRP SERP Formula as prescribed in Section 2.1.

3.6 DEFERRED PRE-RETIREMENT SURVIVING SPOUSE BENEFIT. Upon the death of a married Participant who is vested but not eligible for Early Retirement under his or her Base Plan and who is in the "Active Service" of the Company (as defined in the Base Plan) on the date of his or her death, on the first day of the month following the date such married Participant would have attained his or her earliest retirement eligibility under his or her Base Plan as a vested Participant, his or her surviving Spouse the date of his or her death shall be eligible for life for an annual benefit determined by calculating the surviving Spouse's annual "Deferred Pre-Retirement Surviving Spouse Benefit" under the Participant's Base Plan in accordance with the SRP SERP Formula as prescribed in
Section 2.1.

3.7 SURVIVING CHILDREN'S BENEFIT. Upon the death of a Participant who is eligible for Early Retirement under his or her Base Plan and who is in the "Active Service" of the Company (as defined in the Base Plan), the surviving "Child" (as defined in the Base Plan) of a Participant (a) who has no surviving Spouse on the date of his or her death, or (b) whose surviving Spouse dies while receiving or while eligible to receive survivor benefits under the Base Plan shall be eligible until such Child's attainment of age 23 for an annual benefit determined by calculating the Child's annual "Surviving Children's Benefit" under the Participant's Base Plan in accordance with the SRP SERP Formula as prescribed in Section 2.1.

The benefit shall be divided equally among all such Children as defined in the Base Plan and an equal share shall be paid to such Child while he qualifies as a Child. The portion of the benefit payable to each such Child shall be redetermined as of the last day of the month following the date a recipient ceases to be a Child and the remaining such Children shall thereupon receive an equal share of such benefit.

ARTICLE IV - PAYMENT OF BENEFITS


4.1  FORM OF PAYMENT.
     (A)  NORMAL FORM OF PAYMENT.
          Except as otherwise provided in Paragraph (b) of this Section 4.1, a benefit under the Plan shall be paid in the form of the benefit paid with respect to the Participant under his or her Base Plan. Any election, designation of a beneficiary(ies) or contingent annuitant(s), or revocation made prior to the Participant's "Benefit Starting Date" and in effect under the Participant's Base Plan shall be in effect under the Plan.

     (B)  LUMP SUM FORM OF PAYMENT.
          Notwithstanding the provisions of Paragraph (a) of this Section 4.1, a Participant, who is eligible for Early Retirement or who will be eligible for Early Retirement within 13 months, may elect to receive the present value of the benefits payable to him or her under the Plan, as computed as of the last day of the month in which the earlier of the date of the Participant's Early Retirement or Normal Retirement occurs by utilizing the interest rate and mortality assumptions set forth on Table I, which may be modified from time to time by the Board of Directors of Honeywell Inc. (or, in the case of the Participant's earlier death, the present value of such benefits so computed as of the later of the last day of the month in which the Participant's death or the Participant's earliest retirement eligibility under his or her Base Plan occurs) in a lump sum cash payment. The Participant's written election to receive a lump sum cash payment shall be submitted on a form provided for that purpose by the Company, and consented to by the Participant's Spouse in writing if the Participant is married, and delivered to the Vice President, Corporate Compensation and Benefits, at least 13 months prior to the Participant's Early Retirement or Normal Retirement. Such Spouse's consent must acknowledge the effect of such election and be witnessed by a notary public. If a Participant dies after making such election and prior to his or her Early Retirement or Normal Retirement, the lump sum cash payment shall be made to the Participant's surviving Spouse in accordance with Section 3.5 or
          Section 3.6, whichever may be applicable, or to the Participant's surviving Children in accordance with Section 3.7.

4.2 TIME OF PAYMENTS. Benefit payments paid pursuant to Sections 3.1 or 3.2, respectively, shall begin (or, in the event that the Participant has complied with Section 4.1(b), be paid) 30 days after the Participant's Normal Retirement or Early Retirement, as the case may be. Payments pursuant to Section 3.4 of the Plan shall commence 30 days after the later of (a) the last day of the calendar month in which the Participant is determined to have become Permanently and Totally Disabled under his or her Base Plan or (b) 6 months after his or her last full day of active employment if he or she elects an immediate disability benefit under his or her Base Plan; but if he or she elects a deferred disability benefit under his or her Base Plan, payments shall commence (or, in the event that the Participant has complied with Section 4.1(b), the present value of such benefits shall be paid) 30 days after his or her Early Retirement or Normal Retirement. Payments pursuant to Sections 3.5 and 3.6 of the Plan shall commence (or, in the event that the Participant has complied with Section 4.1(b), the present value of such benefits shall be paid) 30 days after the Participant's death if he or she was eligible for Early Retirement or 30 days after the date he or she would have attained his or her earliest retirement eligibility under his or her Base Plan. Payments pursuant to Section 3.7 of the Plan shall commence (or, in the event that the Participant has complied with Section 4.1(b), the present value of such benefits shall be paid) 30 days after the date of the Participant's death.

4.3  PAYMENT SUBSEQUENT TO A CHANGE IN CONTROL.
     (A)  PAYMENT UPON TERMINATION OF EMPLOYMENT.
          Notwithstanding any Plan provision to the contrary, if subsequent to a Change in Control, a Participant's employment shall be terminated by the

Participant for "Good Reason" (as defined in the Honeywell Key Employee Severance Plan) or by the Company other than for "Cause" (as defined in the Honeywell Key Employee Severance Plan) or Permanent and Total Disability, the present value of the benefits payable pursuant to Section 3.3 (utilizing the interest rate and mortality assumptions set forth in Table I, which may be modified from time to time by the Board of Directors of Honeywell Inc.) shall be paid as a lump sum cash payment to the Participant on the fifth business day after such termination.

     (B)  PAYMENT UPON IMPOSITION OF FEDERAL OR STATE INCOME TAXES.
          If subsequent to a Change in Control, any Participant is determined to be subject to Federal or state income tax on any amount accrued on his or her behalf under this Plan prior to the time of payment hereunder, Federal or state taxes attributable to the amount determined to be so taxable shall be distributed by the Plan to such Participant. An amount accrued on his or her behalf under this Plan shall be determined to be subject to Federal income tax upon the earliest of:


          (i) a final determination by the United States Internal Revenue Service addressed to the Participant which is not appealed to the courts;

         (ii) a final determination by the United States Tax Court or any other federal Court affirming any such determination by the Internal Revenue Services; or

        (iii) an opinion by the Tax Counsel of the Company addressed to the Company and the Trustee, that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts accrued on a Participants behalf hereunder are subject to Federal or state income tax prior to payment.

     The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service or by any state revenue authority against any Participant subsequent to a Change in Control, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Service, by any state revenue authority or by a lower court. The Company also agrees to reimburse any Participant for any interest or penalties in respect of Federal or state tax claims hereunder upon receipt of documentation of same. Any distribution from the Plan to the Participant under this Section 4.3(b) shall be applied in an equitable manner to reduce Company liabilities to such Participant under the Plan.

4.4 PAYMENTS SUBSEQUENT TO THE PARTICIPANT'S RETIREMENT. At any time before or after a Change in Control, a Participant, after he or she has retired under the provisions of the Base Plan on or after December 17, 1991, or the surviving Spouse or beneficiary of the Participant, after the Participant's death subsequent to such retirement on or after December 17, 1991, may elect to receive the present value of his or her remaining benefits to which he or she is entitled under this Plan in one lump sum cash payment at any time after the Participant's date of retirement or death, respectively, as computed as of the last day of the month in which the request is received by the Vice President, Corporate Compensation and Benefits, by utilizing the interest rate and mortality assumptions set forth on Table I, which may be modified from time to time by the Board of Directors of Honeywell Inc., and then reduced by a penalty, which shall be forfeited to the Company, (a) which is equal, before a Change in Control, to 10 percent of the present value of any unpaid benefits, and (b) which is equal, after a Change in Control, to 6 percent of the present value of such unpaid benefits. Payment of such benefits shall be effected on the last day of the next month following the month in which the request is received.

ARTICLE V - ADMINISTRATION OF THE PLAN

5.1 PERSONNEL COMMITTEE. The Plan shall be administered by the Personnel Committee of Honeywell's Board of Directors which shall have the authority to determine Plan eligibility and the amount of Plan benefits to which a Participant or beneficiary is entitled to receive, interpret the Plan, maintain records and issue such regulations as it shall from time to time deem appropriate. The interpretations of such Committee shall be final. The Committee shall have absolute discretion in carrying out its responsibilities. No Participant or beneficiary of this Plan may be a member of this Committee.

ARTICLE VI - AMENDMENT AND TERMINATION


6.1 AMENDMENT AND TERMINATION. The Board of Directors of Honeywell Inc. may amend or terminate the Plan at any time, provided, however, that no such amendment or termination shall adversely affect a benefit payable on the Normal or Early Retirement, death or Permanent and Total Disability of a Participant with respect to the Participant's employment by the Company prior to the date of such amendment or termination unless such benefit is or becomes payable under another plan or practice adopted by such Board of Directors. In the event of termination of the Plan, any benefits which have accrued hereunder shall be paid in the form and at the time determined under Section 4.1(a) of the Plan.

ARTICLE VII - GENERAL CONDITIONS


7.1 NON-ASSIGNABILITY OF THE RIGHT TO RECEIVE BENEFITS. The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

7.2 APPLICABLE LAW. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the State of Minnesota, other than its laws respecting choice of law.

ARTICLE VIII - FUNDING


8.1 SOURCE OF PAYMENTS. All payments hereunder shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established since it is the intent to pay benefits as they become payable from operating revenue. The Company may, however, in its sole discretion, establish a separate reserve which may be held by it from which such benefits may be paid. The foregoing shall not preclude the establishment by the Company of a "rabbi trust" or the use of assets contributed to a "rabbi trust" to pay benefits under the Plan.

8.2 STATUS OF PARTICIPANTS. A Participant shall have no right, title, or interest whatever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company, such right shall be no greater than the right of an unsecured creditor.

8.3 FICA AND FUTA CONTRIBUTIONS ON PLAN BENEFITS. All amounts which have accrued to a Participant under this Plan with respect to a Participant's service with the Company after December 31, 1983, as provided in this Section 8.3 shall be considered "wages" for purposes of the Federal Insurance Contribution Act ("FICA") and the Federal Unemployment Tax Act ("FUTA") as of the earliest of (i) the date of the commencement of the Participant's Normal Retirement benefits, Early Retirement benefits, Total and Permanent Disability benefits, or commencement of Pre-retirement Surviving Spouse Benefits to the Participant's spouse or Surviving Children's Benefits to his or her Child or Children ("Benefit Commencement Date"); (ii) the date in 1993 on which an active Participant submitted an application for retirement benefits under the Base Plan or resigned his or her employment with the Company, effective in 1994 but prior to July 1, 1994; or (iii) the date in 1993 on which a specified accrued benefit is determined with respect to any other Participant in the Plan who is designated by the Vice President Corporate Human Resources and approved by the Chief Executive Officer of the Company prior to December 31, 1993.

Effective with the first payment made under the Plan after December 31, 1990, any amount taken into account as wages with respect to a Participant's Benefit Commencement Date occurring after the applicable effective date specified in the Social Security Amendment of 1983 by reason of this Section 8.3 shall not again be treated as wages for FICA or FUTA purposes. However, no Participant shall be entitled to a refund from the Company of any previously paid FICA or FUTA contributions as a result of the application of this Section 8.3.

In order to compute the present value of a Participant's benefit under this Plan for purposes of determining the amount of any FICA or FUTA contribution payable with respect to such benefit, such present value shall be determined in accordance with Table I.

                                     TABLE I

                   ACTUARIAL ASSUMPTIONS FOR LUMP SUM PAYMENTS

                       (Amended through December 21, 1993)


     The present value of Plan benefits for purposes of Section 4.1(b), Section 4.3(a), Section 4.4 and Section 8.3 shall be calculated using the following actuarial assumptions:

          Interest:      8-1/2 percent per annum discount rate

          Mortality:     1983 Group Annuity Mortality Table for healthy males